                           eResearch Technology, Inc.

                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT

                                 March 24, 2000

                                TABLE OF CONTENTS
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1.       Purchase and Sale of Stock...................................................................................1

         1.1      Authorization of the Shares.........................................................................1
         1.2      Sale and Issuance of Series A Preferred Stock.......................................................1
         1.3      Filing of Certificate of Designation................................................................1
         1.4      Closing Date........................................................................................1

2.       Representations and Warranties of the Company................................................................1

         2.1      Organization, Good Standing and Qualification.......................................................1
         2.2      Capitalization and Voting Rights....................................................................2
         2.3      Subsidiaries; Investments...........................................................................2
         2.4      Authorization.......................................................................................3
         2.5      Governmental Consents...............................................................................3
         2.6      Litigation..........................................................................................3
         2.7      Proprietary Information and Inventions Agreements...................................................3
         2.8      Title to Property and Assets........................................................................4
         2.9      Financial Statements; Liabilities...................................................................4
         2.10     Material Contracts and Other Commitments............................................................4
         2.11     Proprietary Rights..................................................................................4
         2.12     Compliance with Other Instruments...................................................................5
         2.13     Related Party Transactions..........................................................................5
         2.14     Licenses; Permits...................................................................................5
         2.15     Registration Rights.................................................................................6
         2.16     Corporate Documents.................................................................................6
         2.17     Changes.............................................................................................6
         2.18     Tax Returns, Payments and Elections.................................................................7
         2.19     Insurance...........................................................................................7
         2.20     Minute Books........................................................................................7
         2.21     Employee Matters....................................................................................7
         2.22     Millennium Compliance...............................................................................7
         2.23     Disclosure..........................................................................................7

3.       Representations and Warranties of Parent.....................................................................7

         3.1      Organization, Good Standing and Qualification.......................................................8
         3.2      Authorization.......................................................................................8
         3.3      Governmental Consents...............................................................................8

4.       Investment Representations, Warranties and Covenants of Purchaser............................................8

         4.1      Authorization.......................................................................................8
         4.2      Purchase Entirely for Own Account...................................................................8
         4.3      Disclosure of Information...........................................................................9

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                                      -i-
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                                TABLE OF CONTENTS
                                  (continued)
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         4.4      Investment Experience...............................................................................9
         4.5      Accredited Investor.................................................................................9
         4.6      Restricted Securities...............................................................................9
         4.7      Further Limitations on Disposition..................................................................9
         4.8      Legends.............................................................................................9
         4.9      Tax Advisors.......................................................................................10

5.       Conditions of Purchaser's Obligations at Closing............................................................10

         5.1      Representations and Warranties.....................................................................10
         5.2      Performance........................................................................................10
         5.3      Qualifications.....................................................................................10
         5.4      Proceedings and Documents..........................................................................10
         5.5      Transaction Documents..............................................................................11
         5.6      Certificate of Designation.........................................................................11
         5.7      Legal Opinion......................................................................................11
         5.8      No Legal Proceedings...............................................................................11
         5.9      Compliance Certificate.............................................................................11
         5.10     Due Diligence; Schedule of Exceptions..............................................................12
         5.11     Board of Directors.................................................................................12

6.       Conditions of the Company's Obligations at Closing..........................................................12

         6.1      Representations and Warranties.....................................................................12
         6.2      Qualifications.....................................................................................12
         6.3      Transaction Documents..............................................................................12
         6.4      Certificate of Designation.........................................................................12

7.       Covenants of the Company....................................................................................12

         7.1      Prompt Payment of Taxes............................................................................12
         7.2      Maintenance of Insurance...........................................................................13
         7.3      Compliance with Laws...............................................................................13
         7.4      Keeping of Records and Books of Account............................................................13
         7.5      Maintenance of Properties..........................................................................13
         7.6      Obligations........................................................................................13
         7.7      Public Disclosures.................................................................................13
         7.8      Warrant Agreement..................................................................................13

8.       Miscellaneous...............................................................................................14

         8.1      Successors and Assigns.............................................................................14
         8.2      Governing Law......................................................................................14
         8.3      Counterparts.......................................................................................14

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                                      -ii-
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                                TABLE OF CONTENTS
                                  (continued)
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         8.4      Titles and Subtitles...............................................................................14
         8.5      Notices............................................................................................14
         8.6      Finder's Fee.......................................................................................14
         8.7      Expenses...........................................................................................14
         8.8      Amendment and Waivers..............................................................................14
         8.9      Severability.......................................................................................15
         8.10     Aggregation of Stock...............................................................................15
         8.11     GAAP...............................................................................................15
         8.12     Entire Agreement...................................................................................15

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                                     -iii-

                                    EXHIBITS

A.   Certificate of Designation

B.   Schedule of Exceptions

C.   Investor Rights Agreement

D.   Warrant Agreement

E.   Option Agreement

F.   Legal Opinion of Company Counsel

G.   Legal Opinion of Parent Counsel
                            eResearchTechnology, Inc.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 24, 2000, by and among eResearchTechnology, Inc., a Delaware corporation (the "Company"), Premier Research Worldwide, Ltd., a Delaware corporation ("Parent"), and Communicade Inc., a Delaware corporation ("Purchaser").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

            1.1 Authorization of the Shares. The Company has, or before the Closing (as hereinafter defined) will have, authorized the sale and issuance of 95,000 shares of its Series A Preferred Stock (the "Series A Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Company's Series A Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

            1.2 Sale and Issuance of Series A Preferred Stock. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to Purchaser at the Closing, 95,000 shares of the Company's Series A Preferred Stock (the "Shares"), at a purchase price of $100 per share, or an aggregate purchase price of $9,500,000 (the "Purchase Price").

            1.3 Filing of Certificate of Designation. The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Certificate of Designation.

            1.4 Closing Date. The closing of the purchase and sale of the Shares hereunder shall be held at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York at 10:00 a.m., local time, on March 24, 2000 (the "Closing") or at such other time and place as shall be mutually agreed upon by the Company and Purchaser. At the Closing, Purchaser shall tender to the Company, by check or wire transfer, the Purchase Price for the Shares. At the Closing, the Company shall issue to Purchaser a certificate or certificates representing the Shares purchased by Purchaser.

         2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached as Exhibit B hereto (the "Schedule of Exceptions"), the Company hereby represents and warrants to Purchaser as follows, as of the date hereof and as of the Closing:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to be so qualified, except where the failure to obtain such qualification could not reasonably be expected to have a material adverse effect on the business, operating results, assets or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are complete and correct.

            2.2 Capitalization and Voting Rights.

                (a) The authorized capital of the Company consists, or will consist of:

                    (i) Preferred Stock. 10,000,000 shares, without par value (the "Preferred Stock"), of which 95,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding prior to the Closing and all of which will be sold pursuant to this Agreement at the Closing. The rights, privileges and preferences of the Series A Preferred Stock are as set forth in the Certificate of Designation.

                    (ii) Common Stock. 50,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof.

                    (iii) Warrant. In accordance with Section 7.8, upon the consummation of an Initial Public Offering (as defined in Section 7.8), the Company will issue a warrant to Purchaser to purchase 2.5% of the then outstanding shares of its Common Stock pursuant to the terms of the Warrant Agreement (as defined in Section 2.4).

                (b) Except for (i) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement and (ii) the warrant described in Section 2.2(a) above, there are not outstanding any stock, options, warrants or other securities convertible or exchangeable for any shares of the Company's capital stock or containing any profits participation features, or any outstanding rights or options to subscribe for or purchase the Company's capital stock or any stock or securities convertible into or exchangeable for the Company's capital stock or any stock appreciation rights or phantom stock plans, or obligations for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any other persons or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                (c) As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock.

            2.3 Subsidiaries; Investments. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Each such subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires to be so qualified, except where the failure to obtain such qualification would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each such subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company, free and clear of any lien, and are not subject to any option or right to purchase any such shares. Neither the Company nor any such subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other person or entity.

            2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement among the Company, Parent and Purchaser, substantially in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), the Warrant Agreement among the Company and Purchaser, substantially in the form attached hereto as Exhibit D (the "Warrant Agreement"), the Put Option Agreement among the Company, Parent and Purchaser, substantially in the form attached hereto as Exhibit E (the "Option Agreement", and together with this Agreement, the Investor Rights Agreement and the Warrant Agreement, the "Transaction Documents"), the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws. The Series A Preferred Stock being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

            2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Delaware Secretary of State.

            2.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of any of the Transaction Documents, or the right of the Company to enter into any such agreement or to consummate the transactions contemplated thereunder, or that might result, either individually or in the aggregate, in a Material Adverse Effect, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigation or inquiry and, to the Company's knowledge, there is no reasonable basis for any of the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving (a) the prior employment of any of the Company's employees, or their use in connection with the Company's business of any information allegedly proprietary to any of their former employers, or (b) negotiations by the Company with potential investors in the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

            2.7 Proprietary Information and Inventions Agreements. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Assignment Agreement. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company is not aware that any officer or key employee intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

            2.8 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.9 Financial Statements; Liabilities. The Company commenced operations on January 1, 2000. The Company's audited financial statements (balance sheet, statement of operations, and statements of stockholders' equity and cash flows) at and for the period ended December 31, 1999, (the "Financial Statements") present the historical operating revenues, expenses, assets and liabilities of Parent, are complete and correct in all material respects, are consistent with the books and records of the Company, and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.


         Except as set forth in the Financial Statements, the Company has no material obligations or liabilities, other than (i) liabilities incurred in the ordinary course of business subsequent to the December 31, 1999 balance sheet (the "December Balance Sheet"), none of which is a liability resulting from a breach of contract or breach of warranty or claim of infringement of an Intellectual Property Right (as defined below) of a third party, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, and not required under GAAP to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition of the Company, exclusive of obligations for salaries accrued since December 31, 1999 but not yet due, and recurring trade payables not greater than $100,000 in the aggregate incurred in the ordinary course of business.

            2.10 Material Contracts and Other Commitments. Except for the Transaction Documents there are no agreements, instruments or contracts to which the Company is a party or by which it is bound, other than the following (collectively, the "Contracts"): (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business, do not involve the payment of more than $50,000 in cash, goods, or services, and do not extend for more than one date hereof, (ii) contracts entered into in the ordinary course of business that do not involve amounts in excess of 5% of the Company's 1999 revenues, and (iii) contracts terminable at will by the Company on no more than 30 days notice without cost or liability to the Company and are not material to the conduct of the Company's business. All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts. To the knowledge of the Company, no other party to any of the Contracts is in material default thereunder.

            2.11 Proprietary Rights.

                (a) At the time of the Closing the Company owns, or has valid license rights with respect to, all patents, patent applications, if any, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights (collectively, "Intellectual Property Rights") employed in or necessary for the operation of its business as now conducted with no known infringement of or conflict with the rights of others. Such ownership and title are exclusive and not subject to termination without the Company's consent. To the Company's knowledge, the conduct of its business does not infringe or conflict with any intellectual property rights of any third party. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of any other person or entity. The Company is not aware of any third party that has misappropriated or is infringing or violating any of its Intellectual Property Rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property Rights of any other person or entity, and there have been no claims made against the Company asserting the invalidity or unenforceability or any of the Company's Intellectual Property Rights. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                (b) The transactions contemplated by this Agreement shall have no Material Adverse Effect on the Company's right, title and interest in and to the Company's Intellectual Property Rights.

            2.12 Compliance with Other Instruments. The Company is not in violation of, or default on (i) any term of its Restated Certificate or Bylaws, or (ii) any statute, rule or regulation applicable to the Company, or any term of any material contract, mortgage, indenture, judgment, writ, decree, order or instrument to which the Company is subject and a violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Investors Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute either a default under any such instrument, judgment, order, writ, decree or contract or an event that gives any third party the right to modify, terminate or accelerate any obligation under any such instrument, judgment, order, writ, decree or contract or that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, the effect which would in any such case constitute a Material Adverse Effect.

            2.13 Related Party Transactions. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company, nor does any such person have any interest in any material asset or right of the Company. To the Company's knowledge, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

            2.14 Licenses; Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.15 Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.16 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by Purchaser), the Certificate of Designation and bylaws of the Company are in the form provided to Purchaser.

            2.17 Changes. Since December 31, 1999, there has not been:

                    (i) any material adverse change in the assets, liabilities, financial condition, operations, business prospects, employee relations, customer or supplier relations or operating results of the Company from that reflected in the Financial Statements;

                    (ii) any action by the Company that would have required the consent of the holders of a majority of the Series A Preferred Stock pursuant to the Certificate of Designation or the Investor Rights Agreement;

                    (iii) any investment in or steps taken by the Company to incorporate any subsidiary;

                    (iv) any damage, destruction or loss, whether or not covered by insurance, that would constitute a Material Adverse Effect;

                    (v) any waiver by the Company of a valuable right or of a material debt owed to it;

                    (vi) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                    (vii) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                    (viii) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (ix) any change in any compensation arrangement or agreement with any key employee;

                    (x) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets, other intangible assets or other Intellectual Property Rights; or

                    (xi) any resignation or termination of employment of any key officer of the Company.

                (b) The Company has not at any time made payments for political contributions or made any bribes, kickback payments or other illegal payments.

            2.18 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed on Exhibit B. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

            2.19 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, in customary amounts (subject to reasonable deductibles) and that the Company believes is sufficient for its business as conducted and as proposed to be conducted.

            2.20 Minute Books. The minute books of the Company made available to Purchaser contain minutes of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

            2.21 Employee Matters. The Company is not aware that any officer or key employee, or that any group of key employees, currently intends to terminate their employment with the Company. The employment of each officer and employee of the Company is terminable at the will of the Company.

            2.22 Millennium Compliance. The failure by the Company's computer systems to be capable of the following during and/or after January 1, 2000, will not have a Material Adverse Effect on the Company: (a) handling date information involving all and any dates, including accepting input, providing output and performing date calculations in whole or in part; (b) operating accurately without interruption on and in respect of any and all dates and without change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century.

            2.23 Disclosure. Neither this Agreement nor any of the Exhibits, Schedules, or closing certificates hereto contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which it is made, not misleading.

         3. Representations and Warranties of Parent. Parent hereby represents and warrants to Purchaser as follows, as of the date hereof and as of the
Closing:

            3.1 Organization, Good Standing and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to be so qualified, except where the failure to obtain such qualification could not reasonably be expected to have a material adverse effect on the business, operating results, assets or financial condition of Parent and its subsidiaries taken as a whole. Parent possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of Parent's charter documents and bylaws which have been furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are complete and correct.

            3.2 Authorization. All corporate action on the part of Parent, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Option Agreement, the performance of all obligations of Parent under this Agreement and the Option Agreement, and the authorization, issuance (or reservation for issuance), sale and delivery of the shares of common stock of Parent issuable pursuant to the Option Agreement (the "Parent Common Stock") constitute valid and legally binding obligations of Parent, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Parent Common Stock, when issued, sold and delivered in accordance with the terms of the Option Agreement, will be duly and validly issued, fully paid and nonassessable.

            3.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Delaware Secretary of State.

         4. Investment Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants that:

            4.1 Authorization. Purchaser has full power and authority to enter into this Agreement and the other Transaction Documents, and each such agreement, when executed and delivered, will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable laws.

            4.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Series A Preferred Stock to be received by Purchaser and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

            4.3 Disclosure of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

            4.4 Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. Purchaser also represents it has not been organized solely for the purpose of acquiring the Series A Preferred Stock.

            4.5 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

            4.6 Restricted Securities. Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In addition, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Purchaser understands that no public market presently exists for the Series A Preferred Stock or Common Stock of the Company, and that there are no assurances that any such market will be created.

            4.7 Further Limitations on Disposition. Without in any way limiting the above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and Section 8 of this Agreement and Sections 1.9, 1.12 and 2 of the Investor Rights Agreement, and:

                (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                (b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

            4.8 Legends. It is understood that the certificate(s) evidencing the Shares shall bear the following legends:

                   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED
            FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                   THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
            CERTAIN RIGHTS OF FIRST REFUSAL AND MARKET STAND-OFF PROVISIONS CONTAINED IN THE COMPANY'S INVESTOR RIGHTS AGREEMENT DATED MARCH 24, 2000. A COPY OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

            4.9 Tax Advisors. Purchaser has reviewed with its own tax advisors the federal, state and local tax consequences of its purchase of Shares, where applicable, and the transactions contemplated by this Agreement. Purchaser is relying solely on its own tax advisors and understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of its purchase of Shares or the transactions contemplated by this Agreement.

         5. Conditions of Purchaser's Obligations at Closing. The obligations of Purchaser to purchase Shares at the Closing are subject to the fulfillment of each of the following conditions:

            5.1 Representations and Warranties. The representations and warranties of each of the Company and Parent contained in Section 2 and Section 3, respectively, shall be true in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) on and as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 Performance. Each of the Company and Parent shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares will have been obtained by each of the Company and Parent as of the Closing.

            5.4 Proceedings and Documents.

                (a) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such counterparts and certified or other copies of such documents as Purchaser may reasonably request.

                (b) The Company shall have delivered to Purchaser certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, the filing of the Certificate of Designation, the issuance and sale of the Series A Preferred Stock, the reservation for issuance of Common Stock upon conversion of the Series A Preferred Stock, and the consummation of all other transactions contemplated by this Agreement.

                (c) Parent shall have delivered to Purchaser certified copies of the resolutions duly adopted by Parent's Board of Directors authorizing the execution, delivery and performance of this Agreement and the Option Agreement and the reservation of Parent Common Stock for issuance upon exercise of Purchaser's rights under the Option Agreement.

                (d) The Company shall have delivered to Purchaser certified copies of the Certificate of Designation and the Company's bylaws, each as in effect at the Closing. (e) As of the Closing, the Company shall have delivered to Purchaser a good standing certificate for the Company from the Secretary of State of Delaware, dated as of a date within 30 days prior to the Closing.

            5.5 Transaction Documents. The Company, Parent, Purchaser and all other parties thereto shall have entered into the Transaction Documents (other than the Warrant Agreement).

            5.6 Certificate of Designation. The Certificate of Designation shall have been filed with the Delaware Secretary of State.

            5.7 Legal Opinion. Duane, Morris & Heckscher LLP, counsel to the Company, shall have rendered to Purchaser a legal opinion in substantially the form attached hereto as Exhibit F, and Archer & Greiner, counsel to Parent, shall have rendered to Purchaser a legal opinion in substantially the form attached hereto as Exhibit G.

            5.8 No Legal Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages in connection therewith shall have been instituted or threatened by any person or entity.

            5.9 Compliance Certificate. (a) The Chairman of the Company shall deliver to Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1 through 5.8 with respect to the Company have been fulfilled.

                (b) The President of Parent shall deliver to Purchaser at the Closing a certificate stating that the conditions specified in Sections 5.1 through 5.8 with respect to Parent have been fulfilled.

            5.10 Due Diligence; Schedule of Exceptions. Purchaser shall have completed its financial and legal due diligence review of the Company with the results thereof satisfactory to Purchaser in its sole discretion, and the Schedule of Exceptions shall be satisfactory in form and substance to Purchaser in its sole discretion.

            5.11 Board of Directors. The Company shall have a board of directors consisting of six directors. As of the Closing, the Board of Directors shall consist of Sheldon M. Bonovitz, Joseph A. Esposito, Joel Morganroth, Howard D. Ross, John M. Ryan and one person designated by Purchaser who shall initially be Thomas L. Harrison.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell and issue the Shares at the Closing are subject to the fulfillment of each of the following conditions:

            6.1 Representations and Warranties. The representations and warranties of Purchaser contained in Section 4 shall be true in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words similar import, then in all material respects) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            6.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            6.3 Transaction Documents. The Company, Purchaser and all other parties thereto shall have entered into the Transaction Documents (other than the Warrant Agreement).

            6.4 Certificate of Designation. The Certificate of Designation shall have been filed with the Delaware Secretary of State.

         7. Covenants of the Company. Without limiting any other covenants and provisions hereof, each of the Company and Parent (where applicable) covenants and agrees that until the consummation of an underwritten public offering pursuant to an effective registration under the Act covering the offer and sale by the Company of its Common Stock in which the aggregate net proceeds to the Company equal or exceed $25,000,000 (a "Qualified Public Offering"), it will perform and observe the following covenants and provisions, and will cause each subsidiary and any other corporation of which it directly or indirectly owns at least fifty percent (50%) of such corporation's outstanding shares (a "Subsidiary"), if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary.

            7.1 Prompt Payment of Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

            7.2 Maintenance of Insurance. The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties as the Company.

            7.3 Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, with the requirements of all applicable foreign and domestic laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect upon the business or operations of the Company.

            7.4 Keeping of Records and Books of Account. The Company will keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Company.

            7.5 Maintenance of Properties. The Company will maintain and preserve all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

            7.6 Obligations. The Company will comply with all other material obligations which it incurs pursuant to any contract or agreement, as such obligations become due, unless and to the extent that (i) the same are being contested in good faith and by appropriate proceedings and, if necessary, adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto or (ii) the breach thereof would not have a Material Adverse Effect.

            7.7 Public Disclosures. The Company shall not disclose Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure, the Company shall give written notice to Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit Purchaser to review and comment upon the form and substance of such disclosure.

            7.8 Warrant Agreement. If the Company consummates an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities to the general public for the account of the Company (an "Initial Public Offering"), then simultaneously therewith the Company shall execute and deliver to Purchaser the Warrant Agreement, and the Warrant Agreement will specify that Purchaser is entitled to purchase a number of shares of the Company's Common Stock equal to 2.5% of the then-outstanding common stock of Company (after giving effect to the issuance of the shares of Common Stock sold by the Company in the Initial Public Offering and the conversion of the Series A Preferred Stock, if applicable) at an exercise price per share equal to 200% of the per share offering price in the Initial Public Offering less the underwriters' commission per share.

         8. Miscellaneous.

            8.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities of the Company). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to conflicts of law rules.

            8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            8.5 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Purchaser, at its address set forth on the signature page to this Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chairman), or at such other address as a party may designate by 10 days' advance written notice to the other party pursuant to the provisions above.

            8.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees, or representative is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            8.7 Expenses. Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company will reimburse Purchaser for the reasonable fees and expenses of its counsel in connection with the transactions contemplated by this Agreement up to a maximum amount of $15,000.

            8.8 Amendment and Waivers. Any term of this Agreement may be amended and the performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

            8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            8.10 Aggregation of Stock. All shares of the Series A Preferred Stock held or acquired (or Common Stock issued upon conversion thereof) by affiliated entities or persons (including partners or constituent members and former partners and former constituent members) shall be aggregated for the purpose of determining the availability of or discharge of any rights under this Agreement. For purposes of this Section 8.10, the Company may rely on such person whom a group of related persons shall designate from time to time for information relating to the affiliations of entities or persons.

            8.11 GAAP. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP.

            8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.


                                 eResearchTechnology, Inc.



                                 By: /s/ Joel Morganroth
                                     ----------------------------------------
                                     Joel Morganroth, M.D.
                                     Chairman

                                 Address:     30 South 17th Street
                                              Philadelphia, PA 19103



                                 PURCHASER:

                                 Communicade Inc.



                                 By: /s/ Gerard A. Neumann
                                     ----------------------------------------
                                 Name:  Gerard A. Neumann
                                 Title:

                                 Address:     437 Madison Avenue
                                              New York, NY 10022


                                 PARENT:

                                 Premier Research Worldwide, Ltd.



                                 By: /s/ Joel Morganroth
                                     ----------------------------------------
                                     Joel Morganroth, M.D.
                                     Chairman and Chief Executive Officer

                                 Address:     30 South 17th Street
                                              Philadelphia, PA 19103


         [Signature Page to Series A Preferred Stock Purchase Agreement]

                                    Exhibit A

                           CERTIFICATE OF DESIGNATION

                                    Exhibit B

                            eResearchTechnology, Inc.

                             SCHEDULE OF EXCEPTIONS

                                    Exhibit C

                            INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT D

                                WARRANT AGREEMENT

                                    EXHIBIT E

                                OPTION AGREEMENT

                                    EXHIBIT F

                    OPINION OF DUANE, MORRIS & HECKSCHER LLP